EXHIBIT 5.1

TROYGOULD PC

1801 Century Park East, 16th Floor

Los Angeles, California 90067-2367

November 12, 2014

AudioEye, Inc.

5210 E. Williams Circle, Suite 500

Tucson, Arizona 85711

Re:                             Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to AudioEye, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-8 (the “Registration Statement”) that the Company intends to file with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about November 13, 2014 for the purpose of registering the offer and sale of up to 5,000,000 shares (the “Shares”) of the Company’s common stock issuable under the Company’s 2015 Incentive Compensation Plan (the “2015 Plan”).

As such counsel and for purposes of our opinions set forth herein, we have examined and relied upon the following:

i.                  the Registration Statement;

ii.               the Company’s Certificate of Incorporation and Bylaws, each as amended to date;

iii.            the 2015 Plan;

iv.           minutes or resolutions of the Company’s Board of Directors and stockholders (or other documents) pertaining to the adoption of the 2015 Plan (and any amendments thereto), issuance of the Shares, the Registration Statement and related matters; and

v.              originals or copies of such other documents, resolutions, certificates and instruments of the Company we have reviewed, and such certificates of public officials as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In addition, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination of the foregoing, we have assumed, without independent investigation: (i) the genuineness of all signatures and the authority of all persons or entities signing all documents examined by us; (ii) the due authorization, execution and delivery of all such documents by all of the parties thereto; (iii) the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic and complete original documents of all documents submitted to us as certified, conformed or photostatic copies; (iv) the authenticity and completeness of the originals of such latter documents; (v) the legal capacity of all individuals executing documents; and (vi) that the representations and other statements as to factual matters contained in the documents we have reviewed, are accurate and complete. As to questions of fact material to this opinion letter, we have relied, without independent investigation or verification, upon representations and certificates or comparable documents of officers and representatives of the Company.

The law covered by our opinion expressed below is limited to the internal corporate laws of the State of Delaware. We neither express nor imply any opinion with respect to any other laws or the laws of any other jurisdiction.

This opinion letter is limited to the opinion expressly stated below, does not include any implied opinions and is rendered as of the date hereof.  We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect our opinion, including, without limitation, future changes in applicable law.

Based upon and subject to all of the foregoing, we are of the opinion that all Shares that are issued, delivered and paid for in accordance with the terms and conditions of the Registration Statement, the 2015 Plan, and agreements duly authorized, executed and delivered under the 2015 Plan, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement.  However, by giving you this opinion letter and consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ TROYGOULD PC
TroyGould PC